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                                                                  Exhibit 10.14

                                                                December 8, 2004

Mr. Edward A. Brennan
400 North Michigan Avenue
Suite 400
Chicago, IL 60611

Dear Ed:

            This will confirm the following agreement relating to the deferral of your director's fees in 2005.

            1. All director's fees and retainers ("Fees") payable to you in connection with your service on the boards of directors (including committees of such boards) of AMR Corporation and American Airlines, Inc. for the period January 1, 2005 through December 31, 2005, will be deferred and paid to you in accordance with this letter agreement.

            2. Fees will be converted to Stock Equivalent Units in accordance with the Directors' Stock Equivalent Purchase Plan, a copy of which is attached hereto as Exhibit A (the "Plan").

            3. Within 30 days of the date when you cease to be a Director of AMR Corporation (the "Departure Date"), the Stock Equivalent Units accrued in 2005 pursuant to the Plan will be paid to you as follows:

                  a) 20% of such units on the 30th day following the Departure Date;

                  b) 20% of such units on the 1st anniversary of the Departure Date;

                  c) 20% of such units on the 2nd anniversary of the Departure Date;

                  d) 20% of such units on the 3rd anniversary of the Departure Date;

                  e) 20% of such units on the 4th anniversary of the Departure Date;

                  The payment will be calculated by multiplying the number of Stock Equivalent Units to be paid by the arithmetic mean of the high and low of AMR stock during the month immediately preceding the payment date.

                  4. In the event of your death, the number of Stock Equivalent Units as of your date of death will be multiplied by the fair market value of AMR stock during the calendar month immediately preceding your death, and the amount paid to Lois Brennan.

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            If the foregoing is satisfactory to you, please indicate by signing one of the originals (two are enclosed) and returning it to me.

                                                 Very truly yours,

                                                 Charles D. MarLett
                                                 Corporate Secretary

Accepted and agreed:

/s/ Edward A. Brennan
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Edward A. Brennan

12/16/04
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Date